SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, DC 20549
              _______________________

                      FORM 8-K


      Pursuant to Section 13 or 15 (d) of the
          Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)
                    May 19, 1998



               AMTRUST CAPITAL CORP.
     __________________________________________
(Exact name of registrant as specified in its charter)


DELAWARE                         0-25485                      35-1940250
_____________________________________________________
(State or other jurisdiction       (Commission File No.)  (IRS Employer ID No.)
 of incorporation)

20 W. Fifth Street, Peru, Indiana                                          46970
_____________________________________________________
(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code: (765) 472-1991


                        N/A
  ________________________________________________
(Former name or former address, if changed since last report)













Item 5.  Other Events

     On May 19, 1998, the Registrant issued the attached press releases.

Item 7.  Financial Statements and Exhibits

     (a)   Exhibits

          99.  Press Releases, dated May 19, 1998




































SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMTRUST CAPITAL CORP.



Date:    May 19, 1998                   _________________________
                              Jami L. Cornish, Treasurer and
                              Chief Financial Officer
























































                     EXHIBIT 99
























               AmTrust Capital Corp.

20 West 5th Street, P.O. Box 105 Peru, Indiana 46970 (765) 472-1991



                   PRESS RELEASE

               FOR IMMEDIATE RELEASE

                      5/19/98


Contact: Bruce M. Borst, CEO of AmTrust Capital Corp.
     Holding Company for AmericanTrust Federal Savings Bank
     (765-472-1991) (800-875-8778)
     Tony Thompson, Public Relations, First of America Bank
     (616-376-7266)

AmericanTrust Federal Savings Bank, Peru, Indiana, and First of America Bank, Kalamazoo, Michigan, have entered into a definitive agreement for the sale of the First of America branch office in Bunker Hill, Indiana.

Bruce M. Borst, President and CEO of AmTrust Capital Corp., the holding company for AmericanTrust Federal Savings Bank, Peru, Indiana announced that "The decision to purchase the Bunker Hill branch was based on what we feel is a great strategic and geographic fit. We plan on offering the Bunker Hill community the same outstanding products that AmericanTrust customers expect. Personalized banking remains our niche and we look forward to continuing the excellent service the First of America Bunker Hill account holders are accustomed to."

After all proper regulatory and bank approvals, First of America deposit accounts will be acquired by the AmericanTrust Federal Savings Bank under the same terms and conditions offered by First of America at the time of opening. The final date of the acquisition is not known at this time. All First of America customers will receive appropriate communications as details become available.